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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                             --------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             --------------------

                           ATLANTIC TELE-NETWORK, INC.

             (Exact name of registrant as specified in its charter)

         Delaware                                              47-072886
 (State of incorporation                                   (I.R.S. Employer
    or organization)                                     Identification No.)

                             Chase Financial Center
                                  P.O. Box 1730
                      St. Croix, U.S. Virgin Islands 00821
                    (Address of principal executive offices)

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          SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT


     Title of each class                    Name of each exchange on
     to be so registered               which each class is to be registered
-------------------------------       -------------------------------
 Common Stock, par value $0.01 per share    American Stock Exchange



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 Securities to be  registered  pursuant to Section 12(g)of the Act:

                                   None
                            (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.

       For a  description  of the shares of common  stock,  par value
$0.01 per share, of Atlantic Tele-Network, Inc. (the "Registrant") being registered hereunder, as required by Item 202 of Regulation S-K, and in accordance with the Instruction to Item 1 of Form 8-A, see the section entitled "Capital Stock" in the Prospectus of the Registrant filed with the Securities and Exchange Commission on November 14, 1991 as part of the Registrant's Registration Statement on Form S-1, No. 33-43012, which section is incorporated here by reference.

Item 2.  Exhibits.

    1. The Registrant's Annual Report on Form 10-K and amended by Form 10-K/A for the fiscal year ended December 31, 1995.

    2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 and the Current Report on Form 8-K dated February 16, 1996.

    3.       None.

    4.       The Registrant's By-Laws and Amended and Restated
             Certificate of Incorporation.

    5.       Specimen Stock Certificate of Registrant.

    6.       None.


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                                    SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                ATLANTIC TELE-NETWORK, INC.



                                                /s/ Craig A. Knock
                                             --------------------------------
                                               By:     Craig A. Knock
                                               Title:  Chief Financial Officer
                                                       and Vice President


Dated  March 21, 1997